UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) :  July 25, 2005

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. William Ordemann was elected Senior Vice President of Texas Eastern Products Pipeline Company, LLC (“General Partner”), the general partner of TEPPCO Partners, L.P. effective July 25, 2005.  Mr. Ordemann will be responsible for leading commercial development activities for Jonah Gas Gathering Company (“Jonah”).  Mr. Ordemann also serves as Senior Vice President of Enterprise Products GP, LLC (“Enterprise GP”), the general partner of Enterprise Products Partners L.P.  Prior to joining Enterprise GP, Mr. Ordemann served as vice president of Tejas Natural Gas Liquids, LLC from February 1998 to September 1999, and vice president of Shell Midstream Enterprises, LLC from January 1997 to February 1998.

Mr. Stephen O. McNair was elected Vice President of our General Partner effective July 25, 2005.  Mr. McNair will have leadership responsibility for our Natural Gas Services organization, including Jonah operations and Val Verde Gas Gathering Company activities.  Mr. McNair joined our General Partner in June 2005.  He was previously Rockies Region vice president for Duke Energy Field Services, LLC (“DEFS”).  He joined DEFS as general manager of Operations, West Permian Region in 2000.  Prior to his employment with DEFS, Mr. McNair held various engineering, commercial and operations management positions with Conoco Inc. and GPM Gas Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

	By:	Texas Eastern Products Pipeline Company, LLC
General Partner

/s/ TRACY E. OHMART
Tracy E. Ohmart
Chief Financial Officer

Date: July 27, 2005